UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2024

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TURTLE BEACH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

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001-35465
(Commission File Number)
Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor
White Plains, New York 10601
(Address of principal executive offices) (Zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2024, the Board of Directors of Turtle Beach Corporation approved amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective the same day, that make certain technical changes to clarify that a plurality voting standard would only be applicable in contested director elections.

The foregoing description of the amendments included in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws attached to this Report as Exhibit 3.1 (clean version) and Exhibit 3.2 (marked version) and incorporated by reference in this Item 5.03 in its entirety.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Turtle Beach Corporation, amended and restated as of April 22, 2024 (clean version).

3.2	Amended and Restated Bylaws of Turtle Beach Corporation, amended and restated as of April 22, 2024 (marked version).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: April 23, 2024	/s/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer and Treasurer